UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 21, 1999
                        (Date of earliest event reported)

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)

        New York                   1-2360                  13-0871985
(State of Incorporation)        (Commission               (IRS employer
                                File Number)            Identification No.)

          ARMONK, NEW YORK                                    10504
(Address of principal executive offices)                    (Zip Code)

                                  914-499-1900
                         (Registrant's telephone number)

Item 5. Other Events

      The registrant's press release dated January 21, 1999, regarding its financial results for the period ended December 31, 1998, including unaudited consolidated financial statements for the period ended December 31, 1998, are attached.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 21, 1999

                                 By: /s/ Mark Loughridge
                                    ------------------------------
                                           (Mark Loughridge)
                                    Vice President and Controller

              IBM ANNOUNCES FOURTH-QUARTER, FULL-YEAR 1998 RESULTS

      ARMONK, N.Y., January 21, 1999 . . . IBM today announced record fourth-quarter 1998 diluted earnings per common share of $2.47 compared with diluted earnings per common share of $2.11 in the fourth quarter of 1997, an increase of 17 percent compared with the same period of 1997. Fourth-quarter 1998 net income totaled $2.3 billion compared with $2.1 billion in the year-earlier period. Fourth-quarter 1998 revenues were a record $25.1 billion, an increase of 6 percent (5 percent at constant currency) compared with the fourth quarter of 1997.

      Louis V. Gerstner, Jr., IBM chairman and chief executive officer, said:
"We had a good quarter that capped a year of significant progress for us. We showed particular strength in services and software -- two areas of critical importance as our customers increasingly embrace e-business and network computing. In fact, nearly 60 percent of our total gross profits now come from global services and software, and both businesses provide substantial recurring revenues. Our OEM business -- the sale of our technology to other companies -- also continued to grow strongly, benefiting from an expanding base of IBM technological leadership.

      "We achieved good earnings results in the quarter despite a number of challenges: continued weakness in Asia and Latin America, ongoing softness in memory chip prices, and pricing pressures and product transitions that adversely affected our server business," Mr. Gerstner said. "We have been able to deliver consistent financial results because of the breadth and diversity of our overall business portfolio, which is unmatched in our industry."

      On an as-reported basis, fourth-quarter revenues from North America were $11.3 billion, an increase of 8 percent from the fourth quarter of 1997. Revenues from Europe/Middle East/Africa were $8.7 billion, up 13 percent (9 percent at constant currency). Asia-Pacific revenues fell 3 percent (6 percent at constant currency) to $4.2 billion. Revenues from Latin America declined 22 percent (19 percent at constant currency) to $929 million.

      Total hardware sales declined 2 percent (2 percent at constant currency) from the year-ago period to $11.3 billion. Personal computer revenues increased. Shipments of System/390 computing power increased by approximately 60 percent, as measured in MIPS (millions of instructions per second), although S/390 revenues declined as a result of year-over-year price reductions. RS/6000 and AS/400 revenues fell and storage revenues increased.

      Overall IBM services revenues were $7.1 billion, an increase of 20 percent (19 percent at constant currency) compared with the fourth quarter of 1997. Services revenues grew by more than

$1 billion compared with last year's fourth quarter, and the company's services unit signed more than $9 billion in new services contracts in the quarter.

      Total software revenues were $4.1 billion, up 9 percent (8 percent in constant currency) year over year, with particular strength in database, transaction processing, and Tivoli systems management products. In addition, IBM had record shipments of more than five million Lotus Notes seats in the fourth quarter. The overall software gross profit margin rose more than 3 points to
75.2 percent.

      Maintenance revenues were $1.5 billion, a decrease of 3 percent (4 percent at constant currency) compared with 1997's fourth quarter. Rentals and financing revenues grew 10 percent (10 percent at constant currency) to $1.1 billion.

      IBM's total gross profit margin was 39.0 percent in the fourth quarter compared with 40.1 percent in the year-ago period.

      The company's expense-to-revenue ratio improved by 1.5 points year over year to 25.9 percent.

      IBM spent approximately $1.6 billion on share repurchases in the fourth quarter. The average number of shares outstanding in the quarter was 919.8 million compared with 964.8 million during the same period of 1997.

                             Full-Year 1998 Results

      Net income for the 12 months ended December 31, 1998 was $6.3 billion, or a record $6.57 per diluted common share, compared with net income of $6.1 billion, or $6.01 per diluted common share, in the year-earlier period. Revenues for the year ended December 31, 1998 were a record $81.7 billion, an increase of 4 percent (6 percent at constant currency) from the previous year's $78.5 billion.

      Total hardware revenues for full-year 1998 were $34.7 billion, a decline of 4 percent (3 percent at constant currency). Services revenues totaled $23.4 billion, an increase of 21 percent (24 percent at constant currency). Software revenues grew 5 percent (8 percent at constant currency) to $13.5 billion. Maintenance revenues fell 7 percent (4 percent at constant currency) to $6.0 billion. Rentals and financing revenues totaled $4.0 billion, an increase of 8 percent (10 percent at constant currency).

      Common share repurchases totaled $6.9 billion in 1998. The average number of shares outstanding in 1998 was 934.5 million compared with 983.3 million in 1997. There were a total of 915.9 million common shares outstanding at year-end 1998.

      IBM generated $9.3 billion in cash from operations in 1998 and the company completed the year with $5.8 billion in cash.

      The company's debt in support of operations, excluding global financing, decreased $1.4 billion from year-end 1997 through December 31, 1998 to a total of $1.7 billion. During the same period, debt supporting the company's global financing operations increased $3.9 billion to a total of $27.8 billion.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

Financial Results Attached

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                          COMPARATIVE FINANCIAL RESULTS

                 (Dollars in millions except per share amounts)

                                       Three Months                Twelve Months
                                     Ended December 31,          Ended December 31,

                                                   Percent                       Percent
                                 1998      1997     Change    1998      1997      Change
                               -------   -------   -------  -------   --------   -------
REVENUE
 Hardware sales                $11,330   $11,507     -1.5%  $34,673   $ 36,229     -4.3%
  Gross margin                    34.0%     37.3%              31.5%      35.0%

 Services                        7,067     5,886     20.1%   23,449     19,302     21.4%
  Gross margin                    22.8%     22.5%              21.8%      20.8%

 Software                        4,127     3,771      9.4%   13,548     12,844      5.4%
  Gross margin                    75.2%     71.8%              75.2%      70.5%

 Maintenance                     1,545     1,593     -3.0%    5,950      6,402     -7.1%
  Gross margin                    50.7%     47.9%              48.7%      47.0%

 Rentals
 and financing                   1,062       966      9.9%    4,047      3,731      8.4%
  Gross margin                    43.6%     44.3%              43.2%      49.0%

TOTAL REVENUE                   25,131    23,723      5.9%   81,667     78,508      4.0%

GROSS PROFIT                     9,809     9,518      3.1%   30,872     30,609      0.9%
  Gross margin                    39.0%     40.1%              37.8%      39.0%

OPERATING EXPENSES

 S,G&A                           5,074     5,060      0.3%   16,662     16,634      0.2%
  % of revenue                    20.2%     21.3%              20.4%      21.2%

 R,D&E                           1,407     1,425     -1.3%    5,046      4,877      3.4%
  % of revenue                     5.6%      6.0%               6.2%       6.2%

OPERATING INCOME                 3,328     3,033      9.7%    9,164      9,098      0.7%

Other income                       187       173      7.7%      589        657    -10.4%
Interest expense                   213       194      9.5%      713        728     -2.1%

INCOME BEFORE
INCOME TAXES                     3,302     3,012      9.6%    9,040      9,027      0.1%
  Pre-tax margin                  13.1%     12.7%              11.1%      11.5%

Provision for
income taxes                       956       919      4.0%    2,712      2,934     -7.6%
  Effective tax
   rate                           28.9%     30.5%              30.0%      32.5%

NET INCOME                     $ 2,346   $ 2,093     12.1%  $ 6,328   $  6,093      3.9%
  Net margin                       9.3%      8.8%               7.7%       7.8%

Preferred stock
dividends                            5         5                 20         20

NET INCOME
APPLICABLE TO COMMON
SHAREHOLDERS                   $ 2,341   $ 2,088     12.1%  $ 6,308   $  6,073      3.9%
                               =======   =======            =======   ========

EARNINGS PER SHARE
OF COMMON STOCK -
 BASIC                         $  2.55   $  2.16     18.1%  $  6.75   $   6.18      9.2%
                               =======   =======            =======   ========
EARNINGS PER SHARE
OF COMMON STOCK -
 ASSUMING DILUTION             $  2.47   $  2.11     17.1%  $  6.57   $   6.01      9.3%
                               =======   =======            =======   ========

AVERAGE NUMBER OF
COMMON SHARES OUT -
STANDING (M's)
  BASIC                          919.8     964.8              934.5      983.3
  DILUTED                        947.2     990.2              960.1    1,010.9

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                              (Dollars in millions)

                                                At           At
                                       December 31  December 31  Percent
                                              1998         1997   Change
                                       -----------  -----------  -------
ASSETS

 Cash, cash equivalents,
 and marketable securities               $ 5,768      $ 7,553     -23.6%

 Receivables - net, inventories,
 and prepaid expenses                     36,592       32,865      11.3%

 Plant, rental machines,
 and other property - net                 19,631       18,347       7.0%

 Investments and other assets             24,109       22,734       6.0%
                                         -------      -------

TOTAL ASSETS                             $86,100      $81,499       5.6%
                                         =======      =======

LIABILITIES AND STOCKHOLDERS' EQUITY

 Short-term debt                         $13,905      $13,230       5.1%
 Long-term debt                           15,508       13,696      13.2%
                                         -------      -------
 Total debt                               29,413       26,926       9.2%

 Accounts payable, taxes,
 and accruals                             22,922       20,277      13.0%

 Other liabilities                        14,332       14,480      -1.0%
                                         -------      -------
TOTAL LIABILITIES                         66,667       61,683       8.1%

STOCKHOLDERS' EQUITY                      19,433       19,816      -1.9%
                                         -------      -------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                     $86,100      $81,499       5.6%
                                         =======      =======


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